                                 EXHIBIT 23.5

                        Consent of Ernst & Young LLP,

                            Independent Auditors,

                           dated December 23, 2003

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 2003; with respect to the combined financial statements of Prime Care One, LLC and PC1, LLC and the combined financial statements of Prime Care Two, LLC and PC2, LLC, included in the Pre-Effective Amendment No. One to the Form S-11 Registration Statement and related prospectus of CNL Retirement Properties, Inc.



                                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
December 23, 2003